Exhibit 10.12

关于持股意向及减持意向的承诺函

Letter of Commitment on the Shareholding Intention and Share Reduction Intention

鉴于北京通美晶体技术股份有限公司（以下简称“公司”）拟申请首次公开发行股票并在科创板上市（以下简称“本次发行上市”），本企业作为公司的控股股东，现就所持公司股份的持股意向及减持意向承诺如下：

In view that Beijing Tongmei Xtal Technology Co., Ltd. (hereinafter referred to as “the Company”) plans to apply for an IPO (initial public offering) and be listed on the Science and Technology Innovation Board (hereinafter referred to as “this Listing”), our enterprise, as the controlling shareholder of the Company, hereby undertakes as follows with respect to its intentions to hold and reduce the Company’s shares held by it:

一、在持有公司股份的锁定期届满后，本企业将根据实际需要和二级市场情况决定是否减持及减持数量。

I. Upon the expiration of the lock-up period of the Company’s shares held by our enterprise, our enterprise will decide whether to reduce the shares and the amount of shares to be reduced according to the actual needs and the conditions of the secondary market.

二、本企业拟减持公司本次发行上市前已发行的股份（以下简称“首发前股份”）的，将严格遵守中国证券监督管理委员会、上海证券交易所关于股东减持的相关规定，审慎制定股份减持计划，并将事先明确并披露公司的控制权安排，保证公司持续稳定经营；本企业在持有公司股份锁定期届满后两年内拟减持公司股份的，减持价格将不低于公司首次公开发行股票的发行价（若公司在本次发行上市后发生派息、送股、资本公积转增股本、增发新股等除权、除息事项的，减持价格按照监管规则的规定作相应调整），并通过公司在减持前三个交易日或相关法律法规规定的期限内予以公告。

II. If our enterprise plans to reduce the shares issued by the Company before this Listing (hereinafter referred to as “the shares before IPO”), our enterprise will strictly observe the relevant stipulations on share reduction by shareholder of China Securities Regulatory Commission and Shanghai Stock Exchange and prudently formulate the share reduction plan, and will make clear and disclose the arrangement for the right to control the Company in advance to ensure the Company’s continuous and stable operation. If our enterprise plans to reduce the Company’s shares held by it within two years upon the expiration of the lock-up period of the Company’s shares held by it, the share reduction price shall be no lower than the issue price of the Company’s IPO (if the Company carries out the ex-right and ex-dividend matters such as dividend payout, stock dividend, conversion of capital reserve into share capital and additional issuance of new stocks, the share reduction price shall be adjusted according to the stipulations

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Exhibit 10.12

of regulatory rules), and shall be announced through the Company within three trading days before the share reduction or the term stipulated in relevant laws and regulations.

三、本企业在锁定期届满后减持公司首发前股份的，减持方式、程序等将严格遵守《中华人民共和国公司法》《中华人民共和国证券法》及其他适用的法律、行政法规、部门规章、规范性文件及相关监管规则关于股份减持及信息披露的规定。

III. If our enterprise reduces the Company’s shares before IPO upon the expiration of the lock-up period, the share reduction and procedure shall strictly observe the Company Law of the People’s Republic of China, the Securities Law of the People’s Republic of China and other applicable laws, administrative regulations, departmental rules and normative documents as well as the stipulations on share reduction and information disclosure in the relevant regulatory rules.

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Exhibit 10.12

（本页无正文，为《关于持股意向及减持意向的承诺函》的签署页）

(Without text, this page is a signing page of Letter of Commitment on the Shareholding Intention and Share Reduction Intention)

AXT, Inc. （盖章） (Sealed) 签署： Signed by: 姓名：MORRIS SHEN-SHIH YOUNG Name: MORRIS SHEN-SHIH YOUNG 职务：授权代表 Title: authorized representative 日期：年月日 Date: MM/DD/YY

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